Exhibit 99

COVENANT TRANSPORTATION GROUP UPDATES EXPECTATIONS CONCERNING FIRST QUARTER FINANCIAL RESULTS

CHATTANOOGA, TENNESSEE – March 10, 2015 - Covenant Transportation Group, Inc.  (NASDAQ/GS: CVTI) announced today its updated expectations regarding financial results for the first quarter of 2015.

Financial and Operating Results
Chairman, President and Chief Executive Officer, David R. Parker, offered the following comments:  “The Company has experienced year-over-year improvements in its operating results for the two months ended February 28, 2015, and these improvements have continued into March. For the first quarter to date, the Company has experienced the following:

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Demand has trended solidly above demand in the first quarter of 2014.  For the two months ended February 28, 2015, freight revenue increased 11.6%, average freight revenue per total mile increased 5.1%, average miles per tractor per week increased 6.0%, and average freight revenue per tractor per week increased 11.4%, in each case compared with the two months ended February 28, 2014. For the first few days of March, year-over-year average freight revenue per tractor per week has increased approximately consistent with the first two months of the quarter on a preliminary basis and before month-end adjustments.

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Average seated truck count has increased sequentially by approximately 70 trucks for the two months ended February 28, 2015, compared with our average seated truck count for fourth quarter of 2014.  The average number of tractors in the fleet was 2,704 for the two months ended February 28, 2015 versus 2,663 for the two months ended February 28, 2014.

Primarily as a result of the trends mentioned above, we expect to report consolidated earnings for the first quarter of 2015 in a range of $0.24 to $0.30 per diluted share, on approximately 18.4 million weighted average shares. These expected results compare to a reported consolidated loss per diluted share for the first quarter of 2014 of ($0.09), on 14.9 million weighted average shares. The difference in share count is primarily attributable to our public offering of 3,036,000 Class A common shares in November 2014.

Our outlook for the remainder of fiscal 2015 is increasingly more favorable. However we continue to be cautious of our ability to achieve year-over-year improvements in the fourth quarter of the year depending on the level of involvement of our asset-based and Solutions subsidiaries in the supply chains of our LTL, parcel, and omni-channel shipping customers during the peak freight season.”

Covenant Transportation Group, Inc. is the holding company for several transportation providers that offer premium transportation services for customers throughout the United States. The consolidated group includes operations from Covenant Transport and Covenant Transport Solutions of Chattanooga, Tennessee; Southern Refrigerated Transport of Texarkana, Arkansas; and Star Transportation of Nashville, Tennessee.  In addition, Transport Enterprise Leasing, of Chattanooga, Tennessee is an integral affiliated company providing revenue equipment sales and leasing services to the trucking industry.  The Company's Class A common stock is traded on the NASDAQ Global Select under the symbol, “CVTI”.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements may be identified by their use of terms or phrases such as "expects," "estimates," "projects," "believes," "anticipates," "plans," "intends," “appears,” and similar terms and phrases.  Forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, which could cause future events and actual results to differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  In this press release, the statements relating to the estimated range of earnings per diluted share and the expected impact of lower diesel fuel prices are forward-looking statements.  Such items have not been subjected to all the review and audit procedures associated with the release of actual financial results and are premised on certain assumptions.  The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: estimates and adjusting entries made during the review and audit process; differences between estimates used in establishing and adjusting accruals and reserves and actual results; the completion of all review and audit procedures and preparation of financial statements in accordance with generally accepted accounting principles; elevated experience in the frequency and severity of claims relating to accident, cargo, workers' compensation, health, and other claims, increased insurance premiums, fluctuations in claims expenses that result from our self-insured retention amounts, including in our excess layers and in respect of claims for which we commute policy coverage, and the requirement that we pay additional premiums if there are claims in certain of those layers, differences between estimates used in establishing and adjusting claims reserves and actual results over time (including with respect to the adverse judgment on the 2008 cargo claim announced in the third quarter of 2014), adverse changes in claims experience and loss development factors, or additional changes in management's estimates of liability based upon such experience and development factors that cause our expectations of insurance and claims expense to be inaccurate or otherwise impacts our results; changes in the market condition for used revenue equipment and real estate that impact our capital expenditures and our ability to dispose of revenue equipment and real estate on the schedule and for the prices we expect; increases in the prices paid for new revenue equipment that impact our capital expenditures and our results generally; changes in management’s estimates of the need for new tractors and trailers; the effect of any reduction in tractor purchases on the number of tractors that will be accepted by manufacturers under tradeback arrangements; our inability to generate sufficient cash from operations and obtain financing on favorable terms to meet our significant ongoing capital requirements; our ability to maintain compliance with the provisions of our credit agreements, particularly financial covenants in our revolving credit facility; excess tractor or trailer capacity in the trucking industry; decreased demand for our services or loss of one or more of our major customers; our ability to renew dedicated service offering contracts on the terms and schedule we expect; surplus inventories, recessionary economic cycles, and downturns in customers' business cycles; strikes, work slowdowns, or work stoppages at the Company, customers, ports, or other shipping related facilities; increases or rapid fluctuations in fuel prices, as well as fluctuations in hedging activities and surcharge collection, including, but not limited to, changes in customer fuel surcharge policies and increases in fuel surcharge bases by customers; the volume and terms of diesel purchase commitments; interest rates, fuel taxes, tolls, and license and registration fees; increases in compensation for and difficulty in attracting and retaining qualified drivers and independent contractors; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors; regulatory requirements that increase costs, decrease efficiency, or reduce the availability of drivers, including revised hours-of-service requirements for drivers and the Federal Motor Carrier Safety Administration’s Compliance, Safety, Accountability program that implemented new driver standards and modified the methodology for determining a carrier’s DOT safety rating; the ability to reduce, or control increases in, operating costs; changes in the Company’s business strategy that require the acquisition of new businesses, and the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations. Readers should review and consider these factors along with the various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission.  We disclaim any obligation to update or revise any forward-looking statements to reflect actual results or changes in the factors affecting the forward-looking information.

For further information contact:
Richard B. Cribbs, Senior Vice President and Chief Financial Officer                                                              (423) 463-3331
criric@covenanttransport.com

For copies of Company information contact:
Kim Perry, Administrative Assistant                                                                                                                     (423) 463-3357
perkim@covenanttransport.com

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